Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Funds II of our reports dated September 9, 2020 and September 14, 2020, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the year ended July 31, 2020. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Policy Regarding Disclosure of Portfolio Holdings" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 20, 2020

Appendix A

Fund name	Opinion date
John Hancock Absolute Return Currency Fund	September 9, 2020
John Hancock Fundamental All Cap Core Fund	September 9, 2020
John Hancock Multi-Asset Absolute Return Fund	September 9, 2020
John Hancock Short Duration Credit Opportunities Fund	September 9, 2020
John Hancock Diversified Strategies Fund	September 14, 2020

2